Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Amendment No.3 to Registration Statement No.333-139144 of Trina Solar Limited of our report dated September 19, 2006 (November 22, 2006 as to Note 19) relating to the financial statements of Trina Solar Limited, appearing in the Prospectus, which is part of the Registration Statement.

We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ Deloitte Touche Tohmatsu CPA Ltd.

Shanghai, China

December 15, 2006